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                                                                      EXHIBIT 21



                              SUBSIDIARIES OF REGISTRANT



     Name of Corporation                     State of Incorporation
     -------------------                     ----------------------

Garan Central America Corp.                        Virginia

Garan Export Corp.                                 New York

Garan Manufacturing Corp.                          Virginia

Garan Services Corp.                               Delaware

Garan de El Salvador, S.A. de C.V.                El Salvador

Garan de Honduras, S.A. de C.V.                    Honduras